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                                                                   EXHIBIT 99.1

                                        FOR MORE INFORMATION, CONTACT:
                                         Corporate Communications, Cygnus, Inc.
                                         (650) 369-4300 www.cygn.com


FOR IMMEDIATE RELEASE

 CYGNUS DISCUSSES GLUCOWATCH-REGISTERED TRADEMARK- BIOGRAPHER INTERNATIONAL
 EVENTS

REDWOOD CITY, CA - OCTOBER 16, 2000 - Cygnus, Inc. (Nasdaq: CYGN) announced today that the first commercial GlucoWatch-Registered Trademark- systems have been shipped to the United Kingdom. As part of the introduction of the GlucoWatch Biographer in the UK, Cygnus has established a UK Medical Advisory Board. The members of this esteemed group of physicians will provide the GlucoWatch Biographer to select adults with diabetes in order to understand patient and health care provider experiences with this first-of-its-kind frequent, automatic, and non-invasive glucose monitor. Cygnus plans to launch the GlucoWatch Biographer in the UK prior to the end of the year.

The introduction of the GlucoWatch Biographer in the UK will be managed as a controlled launch. The purpose of the controlled launch is to work closely with Cygnus' UK Medical Advisory Board members to assess patient usage experiences, to evaluate training and education programs, and to fine-tune logistics and technical services functions prior to a broader launch in the UK. Cygnus established its UK subsidiary in July 2000 and has hired initial management, training, and sales personnel to manage the launch. In addition, Cygnus is finalizing an agreement with one company to provide direct-to-consumer distribution/logistics functions and a second agreement with another company to provide call center technical services for the UK. Cygnus received CE certification in December 1999, permitting the GlucoWatch Biographer to be sold in the European Union.

"Shipping the first commercial GlucoWatch systems is a momentous accomplishment for Cygnus. But more importantly, we are anxious to provide this revolutionary new technology to people with diabetes in the UK who may benefit from making more informed choices about controlling their glucose fluctuations. It will be exciting to see how patients and health care providers can best use the additional information provided by the GlucoWatch Biographer as part of a diabetes management program," stated John C Hodgman, Chairman, Chief Executive Officer, and President of Cygnus, Inc.

In separate news, Cygnus announced that it has regained the marketing and distribution rights for the GlucoWatch Biographer in Japan. Yamanouchi Pharmaceutical Co., Ltd. informed Cygnus that, due to strategic reasons, the collaboration between Cygnus and Yamanouchi for the marketing and distribution of the GlucoWatch Biographer in Japan needed to be terminated. Under terms of the agreement, Yamanouchi will continue to be responsible for a potential milestone payment over the next nine months and Cygnus assumes ownership of all the Japanese clinical trial data and regulatory submissions.

"We believe that the GlucoWatch non-invasive glucose monitoring system will have considerable appeal to physicians and patients in Japan. Unfortunately, for strategic reasons, our continued collaboration with Cygnus is not possible," stated Mr. Takeshita, Director of Diagnostic Division, Yamanouchi Pharmaceutical Co., Ltd.

"Regaining our rights in Japan is consistent with our overall objective to maintain strategic flexibility as we begin to commercialize the GlucoWatch Biographer in Europe. The Japanese clinical trials achieved excellent results, though we do not anticipate product sales in Japan for a number of years, due to the nature of the Japanese regulatory process. We understand that Yamanouchi's strategic considerations require ending our collaboration and we wish them well," concluded Mr. Hodgman.

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Cygnus plans to establish one or more alliances to provide commercialization functions for the GlucoWatch system in North America, Europe, Japan, and elsewhere in the world. Cygnus is continuing discussions for alliances with companies ranging from international companies that would provide a broad range of commercialization functions worldwide, to companies that would provide specific commercialization functions, such as distribution, sales, and customer service. Cygnus recently entered into an agreement with Livingston Healthcare Services, Inc. to provide outsourced logistics services in the US for the GlucoWatch system. The agreement covers receiving, storage, customer service, technical support, and shipment. Livingston Healthcare Services, Inc., a leading health care and logistics supply chain management provider, develops logistics solutions and provides essential logistics-related services to companies in the pharmaceutical and health care industries. Cygnus is still solely responsible for the production, marketing, and sales of the GlucoWatch system.

In the US, Cygnus is currently focusing on key activities in preparation for commercializing the GlucoWatch Biographer. Assuming FDA approval of its pre-market approval (PMA) application, Cygnus will conduct a marketing pilot program, and plans to introduce the GlucoWatch Biographer initially on a limited basis to a small number of patients selected by designated physicians, to learn more about patients' and caregivers' firsthand experiences with the product. To support that effort, comprehensive training materials have been completed and will be introduced to physicians and health care professionals. In addition, new clinical research trials will be started to potentially expand the indications for the product, focusing on various patient groups, including adolescents and gestational diabetes. The company will also conduct outcome studies designed to demonstrate the clinical benefits of the GlucoWatch Biographer, collecting information that can become part of efforts to secure reimbursement from managed care organizations. Assuming FDA approval of the PMA application and before the GlucoWatch Biographer can be made broadly available in the US, Cygnus must qualify and validate, then submit a PMA Supplement to the FDA for approval of, its large-scale AutoSensor production equipment and facility.

On December 6, 1999, Cygnus received a unanimous recommendation for approval of its PMA application for the GlucoWatch system from the FDA's Clinical Chemistry and Clinical Toxicology Devises Panel of the Medical Devices Advisory Committee, subject to certain conditions. In May 2000 Cygnus received an approvable letter from the FDA for its GlucoWatch Biographer. An approvable letter means that the FDA has reviewed Cygnus' PMA application, as well as its own Advisory Committee's report and recommendation, and believes it will approve the application, pending specific final conditions. The FDA's conditions relate to manufacturing, final printed labeling materials, and post-market evaluations of aspects of product performance.

The GlucoWatch Biographer is a frequent, automatic, and non-invasive glucose monitoring device intended for detecting trends and tracking patterns of glucose levels in adults, 18 years and older, who have diabetes. Cygnus' GlucoWatch system, with its durable Biographer and consumable AutoSensor, represents a potential advance in glucose monitoring technology, as compared to the currently prevailing "finger stick" blood monitoring methods. The GlucoWatch system is designed to automatically measure glucose through the wearer's skin as frequently as every 20 minutes, for up to 12 hours, through the ease and convenience of a device worn like a wristwatch. Every reading is displayed to the wearer and stored in memory. Stored readings can be reviewed at the touch of a button. The device is intended for use at home and in health care facilities to supplement, not replace, information obtained from standard blood glucose monitoring devices. The frequency of the automatic and non-invasive readings gives patients and their caregivers more complete information about glucose levels, potentially allowing them to make better-informed decisions regarding diet, medication, and physical activities. Diabetes is a chronic disease characterized by the body's inability to produce or properly use insulin, a hormone that is needed to convert sugar, starches, and other food into the energy needed for daily life. People with diabetes can take measurements to reduce the likelihood of serious complications and premature death associated with diabetes.

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Cygnus, Inc., headquartered in Redwood City, California, develops and manufactures non-invasive diagnostic medical devices, utilizing proprietary biosensor technologies to satisfy unmet medical needs cost-effectively. The company's current efforts are focused on a frequent, automatic, and non-invasive glucose monitoring device (the GlucoWatch Biographer) and enhancements thereto.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS AND THE FUTURE PERFORMANCE OF THE COMPANY THAT INVOLVE RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY. SUCH FACTORS INCLUDE GOVERNMENT APPROVALS, COMMERCIAL INTRODUCTION, AND MARKET ACCEPTANCE OF THE GLUCOWATCH BIOGRAPHER. FURTHER, THERE CAN BE NO ASSURANCE THAT THE APPROVABLE LETTER FROM THE FDA WILL RESULT IN APPROVAL FROM THE FDA FOR THE GLUCOWATCH BIOGRAPHER. THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO ENTER INTO A COMMERCIALIZATION ALLIANCE OR ALLIANCES OR THAT THE COMPANY WILL BE ABLE TO OUTSOURCE CERTAIN COMMERCIALIZATION CAPABILITIES FOR LAUNCH WITHOUT A WORLDWIDE COMMERCIALIZATION ALLIANCE IN PLACE. THERE ALSO CAN BE NO ASSURANCE THAT, IF THE COMPANY RECEIVES MARKETING APPROVAL FROM THE FDA AND SIGNS COMMERCIALIZATION AGREEMENTS, THE PRODUCT CAN BE SUCCESSFULLY MANUFACTURED OR MARKETED EITHER IN THE US OR IN EUROPE. THE COMPANY REFERS YOU TO THE DOCUMENTS THE COMPANY FILES FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND CURRENT REPORTS ON FORM 8-K, WHICH CONTAIN DESCRIPTIONS OF CERTAIN FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER FROM THE COMPANY'S CURRENT EXPECTATIONS AND ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE.

                               END